PAGE 1
GROWTH AND INCOME TRUST
Registration Number 33-7393

EXHIBIT INDEX

Exhibit 2.  Bylaws of Growth and Income Trust
Exhibit 6.  Placement Agent Agreement
Exhibit 8.  Custody Agreement
Exhibit 9.  Transfer Agency and Administration Agreement